SUPPLEMENT dated August 30, 2007
(To Prospectus Supplement dated August 30, 2007
To Prospectus dated July 30, 2007)

$1,288,554,100
(Approximate)

Thornburg Mortgage Securities Trust 2007-4
Mortgage Loan Pass-Through Certificates, Series 2007-4

Greenwich Capital Acceptance, Inc. Depositor
Thornburg Mortgage Home Loans, Inc. Sponsor and Seller	Thornburg Mortgage Securities Trust 2007-4 Issuing Entity
Wells Fargo Bank, N.A. Master Servicer and Securities Administrator	LaSalle Bank National Association Trustee
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Notwithstanding anything on the table on page S-1 in the Prospectus Supplement dated August 30, 2007 to the contrary, the CUSIP numbers for the following certificates will be as follows:

Class	CUSIP Number
1A-2	88522Y AQ2
2A-1	88522Y AB5
3A-1	88522Y AC3

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All of the other portions of the prospectus supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the prospectus supplement.

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Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days following the date hereof.